SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Rule 14a-12

HALLIBURTON COMPANY

(Name of Registrant as Specified In Its Charter)

DAVID ALLEN SMITH

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] Fee not required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Editorial Contact: FOR IMMEDIATE RELEASE	David A. Smith 6300 Stevenson Avenue, #413 Alexandria, VA 22304 703-370-6032 editor@HALwhistleblowers.org

Halliburton Shareholder Calls on Senate Republicans to Hold Hearings

ALEXANDRIA, VIRGINIA, September 29, 2006 --- David A. Smith, the Halliburton shareholder who received mis-directed e-mails intended for David R. Smith, Vice President of Tax at Halliburton, today called on Senate Republicans to vote to hold oversight hearings into his allegations against Halliburton/KBR.

"I have been a registered Republican all of my voting life, despite being steeped in union and Democratic politics growing up," says Smith. "Yet, I'm finding a much more receptive audience to my claims from Democratic lawmakers."

"In my opinion, if my allegations involved the Rose Law Firm in Little Rock, instead of BakerBotts and Vinson & Elkins in Houston, the so-called Senate GOP leadership would be swinging from the Capitol Dome, clamoring for oversight hearings. If my allegations involved a little-known entity called Whitewater - instead of a Bush-affiliated behemoth like Halliburton - I'm guessing a certain Senate Majority Leader would be reprising his role as a Clairvoyant Carnac the Magnificent, issuing a tele-diagnosis of corporate funny business."

Smith Notes Bipartisan Recipient List

"Last week, I sent a letter to Senators on both sides of the aisle, detailing my claims. I consider myself to be a moderate, independent-minded Republican, and I never vote a straight ticket. I guess you could call me one of those contrarian conservatives that Governor Bill Weld created, and I believe that the oversight duties of Congress are among its most important functions as a co-equal branch with the executive."

"I remember in the 1988 election, I asked my grandfather (who avidly followed three things: Yankees baseball, farming, and politics) if he'd voted for Cleve Benedict for WV Commissioner of Agriculture. I knew that my grandfather - a disabled miner turned farmer - always liked it when Mr. Benedict drove his bunting-festooned RV to the end of the 'holler' to pass out seed packets with his name on them."

"My Paw Paw snorted, 'Why, of course I voted for him,' as if this were one of the dumbest questions he'd ever heard."

"Grinning, I asked, 'You vote a straight Democratic ticket this time?' knowing the answer ahead of time."

"Exasperated, my grandfather said, 'Of course I did!' - like I said, I knew the answer ahead of time."

"Triumphant (it was hard to get one over on my grandfather), I informed him with all the teenage smugness I could muster, 'Well, then you've never voted for Cleve Benedict; he's a Republican'."

"I'll never forget my grandfather's response. Incredulously, he replied, 'Can't be. He's a good guy,' as if the two - being a 'good guy' and being a Republican - were mutually exclusive."

"That's why I never vote a straight ticket. It's also why I reached out to my home state Senators, Byrd and Rockefeller. I believe bi-partisan solutions are the best ones, and - as I informed them in my letter - I have serious doubts about just how receptive my adopted home's Senators will be to investigating my allegations, even though I received the mis-directed e-mails while working and living in Arlington, Virginia."

Congressional Recess Looms Without Action

Pointing out that he reached out months ago to some Republican Senators, Smith expresses disappointment that Congress will soon recess for the mid-term elections, without holding a single hearing into the Foreign Corrupt Practices Act and tax implications of his allegations.

"In my opinion, Halliburton has exported the Abramoff Agenda to other countries, under the guise of exporting democratic principles. Every time I get one of those fake Nigerian e-mails asking for money, all I can think is, 'Didn't the corporate bribe money they received over there in Nigeria tide them over?' and I continue to wonder where the so-called 'leadership' of Congress has been on this issue."

Smith adds: "I plan to continue working cooperatively with lawmakers in both houses, and on both sides of the aisle. But I am truly disappointed that those who had the power to schedule hearings chose not to do so before the recess. It is my hope that following the elections - regardless of which party emerges with a Senate majority - moderate Republicans will vote to hold hearings before the 109th Congress concludes."

Smith notes: "After all, in his State of the Union Address to a Joint Session of Congress in January 2002, President Bush said as follows (the excerpt below was taken directly from the White House website):"

"A good job should lead to security in retirement. I ask Congress to enact new safeguards for 401K and pension plans. (Applause.) Employees who have worked hard and saved all their lives should not have to risk losing everything if their company fails. (Applause.) Through stricter accounting standards and tougher disclosure requirements, corporate America must be made more accountable to employees and shareholders and held to the highest standards of conduct. (Applause.)"

Smith continues: "The internal accounting controls at Halliburton are directly implicated by the FCPA allegations. How did 'rogue' executives lay their hands on that much corporate cash without their actions triggering red flags? I think Halliburton 'must be made more accountable to employees and shareholders and held to the highest standards of conduct', just like President Bush called for in his 2002 State of the Union."

"Or, as a great American, great trust buster, and great Republican President once said: 'No man is above the law, and no man is below it; nor do we ask any man's permission when we ask him to obey it'. We used to be the party of Honest Abe and Teddy the Trust Buster. Now we seem to be the party of Macaca-mamie excuses and clairvoyant Miss Cleos who fancy themselves to be Presidential timber in 2008. Allegations of pretexting by a California-based company seem to spark outrage among the GOP leadership, but allegations of violations of the FCPA by a Texas-based company with significant ties to this Administration seem to have caused an outbreak of flightless avian flu (symptoms include majority-party Senators sticking their heads in the sand, like ostriches, and hoping the problem will go away). Of course, that's just my opinion."

Smith concludes: "Sometimes, the most patriotic thing you can do is to put your birthright as an American ahead of your party affiliation. Just as the former Chairman of the Republican Party (former President George H.W. Bush) once painfully wrote to a sitting President to call for his resignation, there are still loyal Republicans today who remember that party affiliation takes a distant second to one's American birthright. Just as loyal, moderate Republicans - such as Nixon's Attorney General, Elliot Richardson - put their citizenship ahead of blind partisan loyalty, so too do their intellectual and philosophical heirs today. Whether any of those heirs presently occupy leadership positions in the Senate majority remains to be seen, from my point of view."

###

Important Information: David A. Smith plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of the Halliburton Company in connection with the 2007 Annual Meeting, currently scheduled to be held on Wednesday, May 17, 2007. HALLIBURTON SHAREHOLDERS ARE ADVISED TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement, along with any other relevant documents that are filed, will be available for free at the SEC's website, www.sec.gov. Mr. Smith is the beneficial owner of 1 share of Halliburton's common stock, as of September 21, 2006. Mr. Smith did not seek or obtain permission to quote any third-party sources contained in this filing.